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                                                                   EXHIBIT 3.2.5

                     FIRST AMENDMENT TO AND RESTATEMENT OF
                       AGREEMENT OF LIMITED PARTNERSHIP
               OF [                                            ]

          (NOW KNOWN AS [                     ] LIMITED PARTNERSHIP)


     THIS FIRST AMENDMENT TO AND RESTATEMENT OF AGREEMENT OF LIMITED PARTNERSHIP
of [                                           ] (the "Partnership") dated as of
the 25th day of November, 1997, by and between Harborside Health I Corporation as the general partner (the "General Partner"); and Harborside Healthcare Limited Partnership as the limited partner (the "Limited Partner," together, the "Partners"), and any such other persons or entities as may hereafter be admitted to the Partnership as Limited Partners.

     WHEREAS, the General Partner and Limited Partner joined together pursuant to the provisions of the laws of the Commonwealth of Massachusetts to form the Partnership pursuant to that certain Agreement of Limited Partnership dated August 26, 1997 (the "Agreement") and the Partners are desirous of amending and restating in its entirety the Agreement;

     NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth, the parties hereby agree as follows:

1. The name of the Partnership is Harborside Healthcare Rhode Island Limited Partnership.

2. The general character of the business intended to be transacted by the Partnership is to acquire, own, lease, invest in, improve, hold, encumber, sell, manage, maintain, operate and otherwise deal with nursing homes, retirement homes, congregate care facilities, rehabilitation facilities, psychiatric facilities, substance abuse facilities, medical office buildings or other health care related commercial properties, and any equity interest of the Partnership therein, whether direct or indirect, through nominees, joint ventures or otherwise, and real estate and personal property related thereto; to be a general and/or limited partner in any general or limited partnership in which the Partnership shall act as a general and/or limited partner which conducts activities within the scope of this section; and to conduct any other business activity allowed under the Massachusetts Uniform Limited Partnership Act (the "Act").

3. The address of the office of the Partnership at which shall be kept the records and Partnership documents of the Partnership is to be:

                    c/o The Berkshire Group
                    470 Atlantic Avenue
                    Boston, Massachusetts  02210

     The agent for service of process for the Partnership shall be:

                    Scott D. Spelfogel, Esq.
                    Office of the General Counsel
                    c/o The Berkshire Group
                    470 Atlantic Avenue
                    Boston, Massachusetts  02210
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4.   The name and business address of each Partner, General and Limited Partner being respectively designated, is as follows:

     General Partner                Address
     ---------------                -------

     Harborside Health I                 c/o The Berkshire Group
     Corporation                         470 Atlantic Avenue
                                         Boston, MA  02210

     Limited Partner                Address
     ---------------                -------

     Harborside Healthcare               c/o The Berkshire Group
     Limited Partnership                 470 Atlantic Avenue
                                         Boston, MA  02210

5. Profits, losses, credits and items thereof of the Partnership shall be allocated, and cash, to the extent available for such purpose, shall be distributed in the following percentages:

               Harborside Health I Corporation                1.0%
               Harborside Healthcare Limited Partnership     99.0%

6. No additional contributions to the capital of the Partnership have been agreed to be made by the Partners.

7. A Limited Partner may substitute an assignee as contributor in his place only with the prior written consent of the General Partner.

8. The Limited Partner has no right to withdraw from the Partnership during the Partnership's existence, except with the consent of the General Partner and on the terms agreed to at the time of withdrawal, and the General Partner has no right to withdraw.

9. No Partner has a right to receive any distributions of property, including cash, from the Partnership except to the extent the General Partner determines to make distributions in accordance with Section 5 hereof.

10. No Partner has a right to receive distributions which include a return of all or any part of its contribution except to the extent the General Partner determines to make such distributions in accordance with Section 5 hereof.

11. The Partnership will be dissolved and its affairs wound up on December 31, 2029, unless sooner dissolved in accordance with the provisions of the Act.

12. The remaining General Partner or General Partners, if any, have the right to continue the business of the Partnership on the happening of an event of withdrawal of a General Partner.

13. The General Partner shall have and may exercise all rights and powers granted by the Act as from time to time in effect.
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14.  The General Partner may appoint and remove one or more officers of the
     Partnership including, without limitation, a president, one or more executive vice presidents, one or more other vice presidents, a treasurer, one or more assistant treasurers, a controller, a secretary, and one or more assistant secretaries. The General Partner may assign to any such officer from time to time such duties and powers as the General Partner may deem appropriate subject, however, to the general provisions of this agreement with respect to the rights, powers and duties of the General Partner.

15. The General Partner shall be entitled to such fees and reimbursements as may be determined by agreement of the Partners.

16. The General Partner shall have the right to propose the transfer of some or all of its interest to a new or additional General Partner. Such proposed new or additional General Partner shall become a General Partner of the Partnership only upon the unanimous written consent of all of the Partners.

17.  Special Power of Attorney Relating to Continuance of Partnership:  If the
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     business of the Partnership is continued after dissolution, the Limited
     Partner constitutes and appoints the remaining or new General Partners, and each of them, if more than one, irrevocably, recognizing their interest and that of the other Partners herein, and intending to create a durable power of attorney, as such Partners' true and lawful attorney to execute, swear to and file whatever amended Certificates they deem appropriate in the circumstances, and to take whatever action may be necessary to continue the Partnership business under applicable law.

18. No person dealing with the Partnership, or its assets, whether as mortgagee, assignee, purchaser, lessee, grantee or otherwise, shall be required to investigate the authority of any General Partner purporting to act on behalf of the Partnership, in selling, assigning, leasing, mortgaging, or conveying any Partnership assets, nor shall any such assignee, lessee, purchaser, mortgagee, or grantee be required to inquire as to whether the approval of the Partners for any such sale, assignment, lease, mortgage or transfer has been first obtained. Such person shall be conclusively protected in relying upon a certificate of authority of, or in accepting any instrument signed by any General Partner in the name and behalf of, the Partnership or the General Partner.

19. The Partnership shall, to the extent provided below, indemnify a person who was, is, or is threatened to be made a named Defendant or Respondent in a proceeding because the person is or was a General Partner of the Partnership. The indemnification required by this paragraph shall be provided whenever it is determined, as provided below, that the person seeking indemnification:

     (1)  Acted in good faith; and

     (2)  Reasonably believed:

          (a) In the case of conduct in the person's official capacity as a General Partner of the Partnership, that the person's conduct was in the Partnership's best interest; and
          (b) In all other cases, that the person's conduct was at least not opposed to the Partnership's best interest; and

     (3) In the case of a criminal proceeding, had no reasonable cause to believe that his conduct was unlawful.
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     A determination that the indemnification standards set forth above have been met shall be made by special legal counsel selected by the holders of a majority in interest of Limited Partners who at the time of the vote are not named Defendants or Respondents in the proceeding. In the event that such a majority in interest cannot be obtained, special legal counsel shall be selected by a majority in interest of all Limited Partners.

20. The General Partners shall have the authority to employ such agents, employees, managers, accountants, attorneys, consultants and other persons necessary or appropriate to carry out the business and affairs of the Partnership, including itself and whether or not any such persons so employed are Partners or affiliates, and to pay such fees, expenses, salaries, wages and other compensation, including incentive fees, to such persons as it shall, in its sole discretion, determine, provided that any
                                                             --------
     payments to the Partners or affiliates shall, unless otherwise specifically provided herein, be on arms-length terms. For all purposes hereof any standard fees (i.e., fees similar to the highest fees generally charged by such affiliates) paid to an affiliate in connection with the property, whether the fees are for management, brokerage or other services rendered or goods provided, shall be conclusively presumed to be reasonable arms-length fees.

21. This Agreement may be amended by and only by the General Partner together with the consent of the Limited Partner.

     IN WITNESS WHEREOF, the members of said Partnership have executed this Agreement as of the date first above written, under penalties of perjury.

                         HARBORSIDE HEALTH I CORPORATION

                         By:     /s/ Damian Dell'Anno
                              ------------------------------------
                              Damian Dell'Anno, Executive Vice
                              President of Operations

                         HARBORSIDE HEALTHCARE LIMITED PARTNERSHIP
                         By:  Harborside Health I Corporation, General Partner

                              By: /s/ Damian Dell'Anno
                                  ------------------------------------
                                  Damian Dell'Anno, Executive Vice
                                  President of Operations
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                           SCHEDULE TO EXHIBIT 3.2.5
                           -------------------------

The following entities have the Form of First Amendment to and Restatement of Agreement of Limited Partnership included as Exhibit 3.2.5, with any changes from the form noted:

1. Harborside Acquisition Limited Partnership III (now Harborside North Toledo Limited Partnership)
    Changes from Form:
    Paragraph 5 is an additional section describing the contribution of each of the general partner and limited partner.

2. Harborside Acquisition Limited Partnership II (now Harborside Rhode Island Limited Partnership)

3. Harborside Acquisition Limited Partnership I (now Harborside Connecticut Limited Partnership)

4. Harborside Acquisition Limited Partnership IV (now Harborside Danbury Limited Partnership)